Exhibit 10.10

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TUFIN SOFTWARE TECHNOLOGIES LTD
2018 EQUITY-BASED INCENTIVE PLAN
APPROVED BY BOARD ON: April 9th, 2018

1.	PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1
Purpose. The purpose of this 2018 Equity-Based Incentive Plan (as may be amended, the "Plan") is to afford an incentive to eligible employees, directors, officers, consultants, advisors, and any other person or entity, who are United States citizens or who are resident aliens of the United States of America for United States federal income tax purposes, whose services are considered valuable to TUFIN SOFTWARE TECHNOLOGIES LTD. an Israeli company (the "Company"), or any Affiliate of the Company, which now exists or hereafter is organized or acquired by the Company, to increase their efforts on behalf of the Company or an Affiliate and to promote the success of the Company's business, by providing such Grantees with opportunities to acquire a proprietary interest in the Company by the grant of Awards pursuant to the Plan.

1.2	Types of Grants. The Plan is intended to enable the Company to issue Nonqualified Stock Options and Incentive Stock Options under the provisions of sections 7 or 8 of this Plan.

1.3
Construction. To the extent any provision herein conflict with the conditions of any relevant tax law or regulation which are relied upon for tax relief in respect of a particular Award to a Grantee, the provisions of such law or regulation shall prevail over those of the Plan, and the Committee is empowered hereunder to interpret and enforce the said prevailing provisions.

2.	DEFINITIONS.

2.1
Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (ii) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (iii) reference to a person shall means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, (iv) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Plan in its entirety and not to any particular provision hereof and (v) all references herein to Sections shall be construed to refer to Sections of this Plan.

2.2	Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.2.1	"Affiliate" means a present or future company that either (i) Controls the Company or is Controlled by the Company, or (ii) is Controlled by the same person or entity that Controls the Company.

2.2.2
"Applicable Law" shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange or trading system on which the Shares are then traded or listed.

2.2.3	"Award" shall mean any Option and any Share issued pursuant to the exercise thereof.

2.2.4	"Board" shall mean the Board of Directors of the Company.

2.2.5	"Code" shall mean the United States Internal Revenue Code of 1986, as amended.

2.2.6	"Committee" shall mean a committee established by the Board to administer the Plan, subject to Section 3.1; the Compensation Committee or the Audit Committee of the Company may fulfill this role.

2.2.7	"Companies Law" shall mean the Israel Companies Law-1999 and the regulations promulgated thereunder, all as amended from time to time.

2.2.8
"Control" (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

2.2.9
"Disability" shall mean (i) the inability of a Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by a medical doctor satisfactory to the Committee or (ii) if applicable, a "permanent and total disability" as defined in Section 22(e)(3) of the Code, or Section 409A(a)(2)(c)(i) of the Code, as amended from time to time.

2.2.10
"Employee" shall mean a person who is employed by the Company or any of its Parent or a Subsidiary as of the date of grant of an Option, and who is an “employee” for the purposes of Section 422 of the Code. However, the provision of services solely as a director, or payment of a fee for such service, shall not cause the Director to be considered an “Employee” for the purposes of the Plan.

2.2.11
"Exercise Period" shall mean the period, commencing on the date of grant of an Option, during which an Option shall be exercisable, subject to any vesting provisions thereof and the termination provisions hereof.

2.2.12
"Exercise Price" shall mean the exercise price for each Share covered by an Option, which in any event shall not be less than such minimum exercise price as determined under Applicable Law and/or by a competent authority.

2.2.13
"Fair Market Value" per Share as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including without limitation the Tel-Aviv Stock Exchange Ltd., and the NASDAQ Stock Market, the average closing sales price for such shares (or the closing bid, if no sales were reported), as quoted on such exchange or system over the thirty (30) day calendar period preceding the subject date (utilizing all trading days during such 30 calendar day period), as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Shares are then quoted in an over-the-counter market, the average of the closing bid and asked prices for the Shares in that over-the-counter market during the thirty (30) day calendar period preceding the subject date; (iii) if the Shares are not then listed on a securities exchange or quoted in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine, with full authority to determine the method for making such determination, and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable; provided, however, that with respect to Nonqualified Stock Options, the Fair Market Value of the Shares shall be determined in a manner that satisfies the applicable requirements of Section 409A of the Code, and with respect to Incentive Stock Options, the Fair Market Value shall be determined in a manner that satisfies the applicable requirements of Section 422 of the Code, subject to Code Section 422(c)(7). The Committee shall maintain a written record of its method of determining such value. If the Shares are listed or quoted on more than one established stock exchange or over-the- counter market, the Committee shall determine the principal such exchange or market and utilize the price of the Shares on that exchange or market (determined as per the method described in clauses (i) or (ii) above, as applicable) for the purpose of determining Fair Market Value.

2.2.14
"Grantee" shall mean an employee, director, officer, consultant, advisor, and any other person or entity who provides with services to the Company or to any Affiliate who was granted an Award under the Plan, and is a United States citizen or who is a resident alien of the United States of America for United States federal income tax purposes.

2.2.15	"Incentive Stock Options" means Options granted in accordance with the provisions of section 422 of the Code.

2.2.16	"Non-Employee" shall mean a Grantee who is not an Employee.

2.2.17	"Nonqualified Stock Option" shall mean any Option granted to a Grantee, which Option is not designated as, or does not meet the conditions for, an Incentive Stock Option.

2.2.18	"Options" shall mean all options to purchase Shares granted as Incentive Stock Options and Non- Qualified Stock Options.

2.2.19
"Parent" shall mean any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable, as defined in Section 424(e) of the Code.

2.2.20
"Retirement" shall mean a Grantee's retirement pursuant to applicable law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its affiliates in which the Grantee participates.

2.2.21	"Securities Act" shall mean the U.S. Securities Act of 1933, as amended.

2.2.22
"Shares" shall mean Ordinary Shares of the Company at par value of NIS 0.01 per share, such other securities as may be substituted for such Share as set forth in this Plan, or shares of such other class of shares of the Company as shall be designated by the Board in respect of the relevant Award.

2.2.23
"Subsidiary" shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable, as defined in Section 424(f) of the Code.

2.2.24
"Ten Percent Shareholder" shall mean a Grantee who, at the time an Option is granted, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, within the meaning of Section 422 of the Code.

3.	ADMINISTRATION.

3.1
To the extent permitted under Applicable Law and the Memorandum of Association, and any other governing document of the Company, the Plan shall be administered by the Committee. In the event that the Board does not create a committee to administer the Plan, the Plan shall be administered by the Board in its entirety. In the event that an action necessary for the administration of the Plan is required under law to be taken by the Board, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board.

3.2
The Committee shall consist of two or more directors of the Company, as determined by the Board. The Board shall appoint the members of the Committee, it may from time to time remove members from, or add members to, the Committee, and it shall fill vacancies on the Committee however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable and subject to requirements of Applicable Law.

3.3
Subject to the terms and conditions of this Plan and any mandatory provisions of Applicable Law, and in addition to the Committee's powers contained elsewhere in this Plan, the Committee shall have full authority in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:

(i)	the identity of eligible Grantees;

(ii)
grants of Awards and setting the terms and provisions of Option Agreements (which need not be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award;

(iii)	the time or times at which Awards shall be granted;

(iv)	the vesting schedule, the vesting milestones (if applicable), the acceleration thereof and conditions on which Awards may be exercised;

(v)	the Exercise Price;

(vi)	the interpretation of the Plan;

(vii)	prescription, amendment and rescission of rules and regulations relating to and for carrying out the Plan, as it may deem appropriate;

(viii)	the Fair Market Value of the Shares; and

(ix)	any other matter which is necessary or desirable for, or incidental to, the administration of the Plan and any Award thereunder.

3.4
Grants of Awards shall be made pursuant to written notice to Grantees setting forth the terms of the Award. Such notice shall designate the type of Award and the applicable tax regime pursuant to which such Awards are granted.

3.5
Subject to the mandatory provisions of Applicable Law, the grant of any Award, whether by the Committee or the Board, shall be deemed to include an authorization of the issuance of Shares upon the due exercise thereof.

3.6
The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the Plan but without amending the Plan. The Committee shall have the authority to grant, in its discretion, to the holder of an outstanding Award, in exchange for the surrender and cancellation of such Award, a new Award having an Exercise Price lower than that provided in the Award so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan or to set a new Exercise Price for the same Award lower than that previously provided in the Award, provided that in any event the exercise price shall not be less than such minimum exercise price as determined under Applicable Law and/or by a competent authority. All decisions, determination and interpretations of the Committee shall be final and binding on all Grantees of any Awards under this Plan, unless otherwise determined by the Board. No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4.	ELIGIBILITY.

4.1
Awards may be granted to Grantees of the Company or any Affiliate thereof, taking into account the qualification under each tax regime pursuant to which such Awards are granted. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. In determining the persons to whom Awards shall be granted and the number of Shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5.	SHARES.
The initial number of Shares reserved for the grant of Awards under the Plan shall be 350,000 Ordinary Shares at a nominal value of NIS 0.01 each. Any Share underlying an Award granted hereunder which has expired, or was cancelled or terminated or forfeited for any reason without having been exercised, shall be automatically, and without any further action on the part of the Company or any Grantee, returned to the "pool" of reserved Shares hereunder and shall again be available for grant for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. Notwithstanding the other provisions of this Section 5, the Board may, subject to any other approvals required under any Applicable Law, increase or decrease the number of Shares to be reserved under the Plan. Such Shares may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company (to the extent permitted pursuant to the Companies Law). Any Shares that are not subject to outstanding Awards at the termination of the Plan shall cease to be reserved for the purpose of the Plan, but until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

6.	TERMS AND CONDITIONS OF OPTIONS.
Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Grantee or a written notice delivered by the Company and accepted by the Grantee (an "Option Agreement"), in such form and containing such terms and conditions as the Committee shall from time to time approve, which Option Agreement shall comply with and be subject to the following terms and conditions, unless otherwise specifically provided in such Option Agreement. For purposes of interpreting this Section 6, a director's service as a member of the Board or the services of an officer, as the case may be, shall be deemed to be employment with the Company or its Subsidiary or Affiliate. Number of Shares. Each Option Agreement shall state the number of Shares covered by the Option.

6.1	Type of Option. Each Option Agreement shall specifically state the type of Option granted thereunder and whether it constitutes an Incentive Stock Option or a Nonqualified Stock Option.

6.2
Exercise Price. Each Option Agreement shall state the Exercise Price. In the case of an Incentive Stock Option, the Exercise Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Option on the date of grant or such other price as may be required pursuant to the Code. For an Incentive Stock Option granted to any Ten-Percent Shareholder, the Exercise Price shall be no less than 110% of the Fair Market Value of the Shares covered by the Option on the date of grant. The Exercise Price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of the Shares on the date of grant unless the Committee specifically indicates that the Option will have a lower Exercise Price and the Option complies with Section 409A of the Code. In the case of any other Option, the per share Exercise Price shall be equal to the Fair Market Value of the Shares on the date of grant, or such other price as shall be determined by the Committee, provided, however, that in no event shall the Exercise Price of an Option be less than the par value of the shares for which such Option is exercisable. Subject to Section 3 and to the foregoing, the Committee may reduce the Exercise Price of any outstanding Option. The Exercise Price shall also be subject to adjustment as provided in Section 10 hereof. This Section 6.3 shall not apply to an Option granted pursuant to assumption of, or substitution for, another option in a manner that complies with Code Section 424(a), whether or not the Option is an Incentive Stock Option. In any event the exercise price shall not be less than such minimum exercise price as determined under Applicable Law and/or by a competent authority.

6.3
Manner of Exercise. An Option may be exercised, as to any or all Shares as to which the Option has become exercisable, by written notice delivered in person or by mail to the Secretary of the Company or to such other person as determined by the Committee, specifying the number of Shares with respect to which the Option is being exercised, accompanied by payment of the Exercise Price for such Shares in the manner specified in the following sentence. Payment for Shares acquired pursuant to Options granted hereunder shall be made in full, upon exercise of the Options: (i) in immediately available funds, or by certified or bank cashier’s check payable to the Company, (ii) solely to the extent permitted by Applicable Law and authorized by the Committee, by delivery of Shares to the Company (either by actual delivery or attestation) having a value equal to the Exercise Price, (iii) solely to the extent permitted by Applicable Law and authorized by the Committee, by a broker-assisted cashless exercise in accordance with procedures approved by the Committee under Regulation T as promulgated by the Federal Reserve Board, whereby payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Committee) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations prior to the issuance of the Shares subject to the Option, (iv) solely to the extent permitted by Applicable Law and authorized by the Committee, by delivery of a notice of “net exercise” to the Company, pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Exercise Price); provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued or (v) by any other means approved by the Committee and specified in the Award Agreement, which may include procedures for cashless exercise.

6.4
Term and Vesting of Options. Each Option Agreement shall provide the vesting schedule for the Option as determined by the Committee. To the extent permitted under Applicable Law, the Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate, including, for avoidance of doubt, acceleration for change of control as such is defined in an agreement with the applicable Grantee. The Option Agreement may contain performance goals and measurements, and the provisions with respect to any Option need not be the same as the provisions with respect to any other Option. The Exercise Period of an Option will be 10 years from the date of grant of the Option unless otherwise determined by the Committee, but subject to the vesting provisions described above and the early termination provisions set forth in Sections 6.6 and 6.7 hereof; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Shareholder, such Exercise Period shall not exceed five (5) years from the date of grant of such Option. At the expiration of the Exercise Period, all unexercised Options shall become null and void.

6.5	Termination.

6.5.1
Except as provided in this Section 6.6 and in Section 6.7 hereof, an Option may not be exercised unless the Grantee is then in the employ of or maintaining a director, officer, consultant, advisor or supplier relationship with the Company or a Subsidiary or Affiliate thereof or, in the case of an Incentive Stock Option, a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies, and unless the Grantee has remained continuously so employed or in the director, officer, supplier, consultant, or advisor relationship since the date of grant of the Option. In the event that the employment or director, officer or consultant, advisor or supplier relationship of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Options of such Grantee that are vested and exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within up to twelve (12) months after the date of such termination (or such different period as the Committee shall prescribe); provided, however, that if the Company (or the Subsidiary or Affiliate, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if, whether or not the Grantee’s employment is terminated by either party, circumstances arise or are discovered with respect to the Grantee that would have constituted Cause for termination of his or her employment or service, all Options theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination (or on which such circumstances arise or are discovered, as the case may be) unless otherwise determined by the Committee.

6.5.2
In the case of a Grantee whose principal employer is a Subsidiary or Affiliate, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer ceases to be such Subsidiary or Affiliate. Notwithstanding anything to the contrary, the Committee, in its absolute discretion may, on such terms and conditions as it may determine appropriate, extend the periods for which the Options held by any individual may continue to vest and be exercisable; provided, that such Options may lose their status as Incentive Stock Options under applicable law and be deemed Nonqualified Stock Options as a result of the modification of the Option to extend the exercise period and/or in the event that the Option is exercised beyond the later of: (i) three (3) months after the date of termination of the employment relationship ; or (ii) the applicable period under Section 6.7 below with respect to a termination of the employment relationship because of the death, Disability or Retirement of Grantee.

6.5.3
For purposes of this Plan, the term "Cause" shall mean any of the following: (a) fraud, embezzlement or felony or similar act by the Grantee; (b) an act of moral turpitude by the Grantee, or any act that causes significant injury to the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or Affiliate, when applicable); (c) any material breach by the Grantee of an agreement between the Company or any Subsidiary or Affiliate and the Grantee (including material breach of confidentiality, non-competition or non-solicitation covenants) or of any duty of the Grantee to the Company or any Subsidiary or Affiliate thereof; or (d) any circumstances that constitute grounds for termination for cause under the Grantee’s employment, consulting or service agreement with the Company or Subsidiary or Affiliate, to the extent applicable.

6.6
Death, Disability or Retirement of Grantee. If a Grantee shall die while employed by, or performing service for, the Company or a Subsidiary, or within the three (3) month period after the date of termination of such Grantee's employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof) or if the Grantee's employment or service shall terminate by reason of Disability, all Options theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms), be exercised by the Grantee or by the Grantee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by result of death or Disability of the Grantee, at any time within one (1) year after the death or Disability of the Grantee (or such different period as the Committee shall prescribe). In the event that an Option granted hereunder shall be exercised by the legal representatives of a deceased or former Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option. In the event that the employment or service of a Grantee shall terminate on account of such Grantee's Retirement, all Options of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.7
Suspension of Vesting. Unless the Board of Directors or the Committee provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (a) periods of legally protected leave of absence pursuant to Applicable Law, (b) leave of absence which was pre-approved by the Company for purposes of continuing the vesting of Options, or (c) transfers between locations of the Company or between the Company, any Affiliate, or any respective successor thereof.

6.8
Other Provisions. The Option Agreement evidencing Awards under the Plan shall contain such other terms and conditions not inconsistent with the Plan as the Committee may determine, at or after the date of grant, including without limitation, provisions in connection with the restrictions on transferring the Awards, which shall be binding upon the Grantees and other terms and conditions as the Committee shall deem appropriate.

6.9
Securities Law Restrictions. Except as otherwise provided in the applicable Option Agreement or other agreement between the Grantee and the Company, if the exercise of an Option following the termination of the Grantee’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under any Applicable Law, then the Option shall terminate on the earlier of (i) the expiration of a period of six (6) months after the termination of the Grantee’s employment or service during which the exercise of the Option would not be in violation of such registration requirements, or (ii) the expiration of the term of the Option as set forth in the Option Agreement.

7.	NONQUALIFIED STOCK OPTIONS.
Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Options under different tax laws or regulations. Nonqualified Stock Options may not be granted to Grantees who are providing services only to a "parent" of the Company, as such term is defined in Rule 405 of Regulation C under the Securities Act, unless the Shares underlying such Awards are treated as "service recipient stock" under Section 409A of the Code because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards comply with the distribution requirements of Section 409A of the Code.

8.	INCENTIVE STOCK OPTIONS.
Options granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of the Plan, except for any provisions of the Plan applying to Options under different tax laws or regulations:

8.1
Eligibility for Awards. Incentive Stock Options may be granted only to Employees of the Company, or to Employees of a Parent or Subsidiary corporation thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). No more than 350,000 Shares may be issued as a result of the exercise of Incentive Stock Options granted under the Plan.

8.2
Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options granted under this Plan and all other option plans of any Parent or Subsidiary corporation become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which the Incentive Stock Options are exercisable for the first time by any Grantee during any calendar years exceeds one hundred thousand United States dollars ($100,000), such Options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking Options into account in the order in which they were granted, with the Fair Market Value of any

Share to be determined at the time of the grant of the Option. In the event that the foregoing results in the portion of an Incentive Stock Option exceeding the one hundred thousand United States dollars ($100,000) limitation, only such excess shall be treated as a Nonqualified Stock Option. If the Code is amended to provide for a different limitation from that set forth in this Section, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualified Stock Option in part by reason of the limitation set forth in this Section, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion may be issued upon the exercise of the Option.

8.3
Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

8.4
Incentive Stock Option Lock-Up Period. No disposition of Shares received pursuant to the exercise of Incentive Stock Options ("ISO Shares"), shall be made by the Grantee within 2 years from the date of grant, nor within 1 year after the transfer of such ISO Shares to the Grantee. To the extent that the Grantee violates the aforementioned limitations, the disposition shall be considered as a disqualifying disposition.[A1]

8.5
Approval. The status of any ISO Shares shall be subject to approval of the Plan by the Company’s shareholders, for the purposes of qualifying the Plan with respect to the issuance of ISO Shares, and such approval to be provided 12 months before or after the date of adoption of the Plan by the Board .

8.6
Exercise Following Termination. Notwithstanding anything else in this Plan to the contrary, Incentive Stock Options that are not exercised within three (3) months following termination of a Grantee’s employment in the Company or its Parent or Subsidiary corporations, or within one year in case of termination of Grantee’s employment in the Company or its Parent or Subsidiary corporations due to a Disability or death (within the meaning of section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

8.7
Adjustments to Incentive Stock Options. Any Option Agreement providing for the grant of Incentive Stock Options shall indicate that adjustments made pursuant to the Plan with respect to Incentive Stock Options could constitute a "modification" of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or could cause adverse tax consequences for the holder of such Incentive Stock Options and that the holder should consult with his or her tax advisor regarding the consequences of such "modification" on his or her income tax treatment with respect to the Incentive Stock Option.

8.8
Notice to Company of Disqualifying Disposition. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any ISO Shares. A "Disqualifying Disposition" is any disposition (including any sale) of such ISO

Shares before the later of (i) two years after the date the Grantee was granted the Incentive Stock Option, or (ii) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such ISO Shares are sold, these holding period requirements do not apply and no disposition of the ISO Shares will be deemed a Disqualifying Disposition.

8.9
The Board, at the written request of any Grantee, may in its discretion after verifying the implications of applicable tax law including the provisions of Section 409A of the Code and the regulations promulgated thereunder as now in effect or as hereafter amended, take such actions as may be necessary to convert such Grantee's Incentive Stock Options (or any portions thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Grantee is an Employee of the Company or a Parent or a Subsidiary at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period. At the time of such conversion, the Board (with the consent of the Grantee) may impose such conditions on the exercise of the resulting Nonqualified Stock Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Grantee the right to have such Grantee's Incentive Stock Options converted into Nonqualified Stock Options, and no such conversion shall occur unless and until the Board takes appropriate action. The Board, with the consent of the Grantee, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such conversion.

9.	EFFECT OF CERTAIN CHANGES.

10.
General. In the event of a subdivision of the outstanding share capital of the Company, , a recapitalization, a reorganization (which may include a combination or exchange of shares), a consolidation, a stock split, a reverse stock split, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, the Committee shall make such adjustments as determined by it to be appropriate in order to adjust (i) the number of Shares available for grants of Awards, (ii) the number of Shares covered by outstanding Awards, and (iii) the exercise price per Share covered by any Award; provided, however, that any fractional Shares resulting from such adjustment shall be rounded down to the nearest whole Share, and the Company shall have no obligation to make any cash or other payment with respect to such fractional Shares, and provided that in any event the exercise price shall not be less than NIS 0.01 (or equivalent in other currency) or such other minimum exercise price as determined under applicable law and/or by a competent authority Merger and Sale of Company. In the event of (i) a sale of all or substantially all of the assets of the Company; or (ii) a sale (including an exchange) of all or substantially all of the shares of the Company, or an acquisition by a shareholder of the Company or by an Affiliate of such shareholder, of all of the shares of the Company held by other shareholders or by other shareholders who are not Affiliated with such acquiring party; (iii) a merger, consolidation, amalgamation or like transaction of the Company with or into another corporation; (iv) a scheme or arrangement for the purpose of effecting such sale, merger or amalgamation; or (v) such other transaction or set of circumstances that is determined by the Committee, in its discretion, to be a transaction having a similar effect (all such transactions being herein referred to as a "Merger/Sale"), then, without the Grantee’s consent and action and without any prior notice requirement.

10.1	:

10.1.1
Unless otherwise determined by the Committee in its sole and absolute discretion, any Award then outstanding shall be assumed or an equivalent Award shall be substituted by such successor corporation of the Merger/Sale or any Parent or Affiliate thereof as determined by the Board in its discretion (the "Successor Corporation"), under substantially the same terms as the Award. For the purposes of this Section 10.2.1, the Award shall be considered assumed if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether stock, cash, or other securities or property) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares), which may be subject to vesting and other terms as determined by the Committee in its discretion, or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, which may be subject to vesting and other terms as determined by the Committee in its discretion. The foregoing shall not limit the Committee's authority to determine, in its sole discretion, that in lieu of such assumption or substitution of awards of the Successor Corporation for Awards, any other type of asset or property will be substituted for an Award, including under Section 9.2.2 hereunder.

10.1.2
In the event that Awards are not assumed or substituted for by equivalent awards, the Committee may (but shall not be obligated to), in lieu of such assumption of, or substitution for, an Award, and in its sole discretion, (i) provide for a Grantee to have the right to exercise an Award, or otherwise accelerate vesting of an Award, as to all or part of the Shares covered thereby, including Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, including the cancellation of all unexercised Awards upon closing of the Merger/Sale; and/or (ii) provide for the cancellation of each outstanding Award at the closing of such Merger/Sale, and payment to the Grantee of an amount in cash as determined by the Committee to be fair under the circumstances (with full authority to determine the method for making such determination, which may be the Black-Scholes model or any other method, and which determination shall be conclusive and binding on all parties, and which may be zero if the value of the Shares underlying an Option is determined to be less than the Exercise Price therefor), and subject to such terms and conditions as may be determined by the Committee. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Shares in connection with the Merger/Sale is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

10.1.3
Notwithstanding the foregoing, in the event of a Merger/Sale, the Committee may determine, in its sole discretion, that upon completion of such Merger/Sale, the terms of any Award shall be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate, and if an Option Award, that the Option Award shall confer the right to purchase or receive any other security or asset, or any combination thereof, or that its terms be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate. Neither the authorities and powers of the Committee under this Section 9.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia , being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan.

10.1.4
The Committee need not take the same action with respect to all Awards or with respect to all Grantees. The Committee may take different actions with respect to the vested and unvested portions of an Award.

10.2	Effect of distributions and rights offerings.

10.2.1
In case of bonus share distribution in which the record date is prior to the exercise date of vested Options, then the quantity of shares to which the Grantee is entitled upon exercise of such Options will be increased by the number of shares to which the Grantee would have been entitled to receive as bonus shares, had such Grantee exercised such vested options no later than the trading day preceding the Ex-benefit date. The exercise price of the options will remain unchanged. The provisions applicable to Shares issued pursuant to the exercise of Options (including without limitation the provisions relating to the Required Holding Period pursuant to section 9.4 above) shall apply to all Shares issuable upon exercise of such Options.

10.2.2
In the event that the Company shall offer to its shareholders any securities by way of a rights issue, the exercise price of the Options and the quantity of Shares issuable upon exercise of the Options will not be adjusted, however the Company shall offer, or cause to be offered, rights to Grantees mutatis mutandis, in such quantity as the Grantees would have been entitled in the event that they had exercised their vested Options one day prior to the record date for the rights issuance. The provisions herein applicable to Shares issued pursuant to the exercise of Options shall apply to all securities issuable in such manner to Grantees pursuant to the rights offering (if any) - with the exception of such quantity of the securities with an Ex-rights value equal to the amount invested by the Grantee in exercising the rights, which securities shall be transferred (beneficially) to the Company's Nominee Company for the benefit of Grantee following issuance thereof.

10.2.3	Cash dividend distribution. No adjustments in the purchase price or quantity of options shall be implemented in the event of distribution of a cash dividend by the Company to its shareholders.

10.3
Reservation of Rights. Except as expressly provided in this Section 10, the Grantee of an Award hereunder shall have no rights by reason of any subdivision or consolidation of shares of any class or the payment of any stock dividend (bonus shares), any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, Merger/Sale, or consolidation, divestiture or spin-off of assets or shares of another company. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structures or to merge, consolidate, dissolve, liquidate, sell or transfer all or part of its business or assets or engage in any similar transactions.

11.	NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

11.1
All Awards granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, unless otherwise determined by the Board or under this Plan, provided that with respect to Shares issued upon exercise of Options, the restrictions on transfer shall be the restrictions referred to in Section 15. Awards may be exercised or otherwise realized, during the lifetime of a Grantee, only by the Grantee or by his or her guardian or legal representative, to the extent provided herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any interest in any Award by, any party other than a Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. A Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee's estate shall be deemed to be the Grantee's beneficiary. Notwithstanding the foregoing, upon the request of a Grantee and subject to Applicable Law, the Committee, at its sole discretion, may permit the Grantee to transfer an Award to a family trust.

12.	CONDITIONS UPON ISSUANCE OF SHARES

12.1
Legal Compliance. Shares shall not be issued pursuant to the exercise or settlement of an Award, unless the exercise or settlement of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws as determined by counsel to the Company. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary for the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non-compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. Shares issued pursuant to an Award shall be subject to the Amended and Restated Articles of Association of the Company and any other governing documents of the Company, including all policies, manuals and internal regulations adopted by the Company from time to time, as may be amended from time to time, including, without limitation, any provisions included therein concerning restrictions or limitations on transferability of Shares or grant of any rights with respect thereto and any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Law, statutes and regulations.

12.2
Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, and to make other representations as may be required under applicable securities laws, if, in the opinion of counsel for the Company, such representations are required, all in form and content specified by the Company.

13.	MARKET STAND-OFF

13.1
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under any Applicable Law, a Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares acquired under this Plan or any securities of the Company (whether or not acquired under this Plan), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares acquired under this Plan, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares acquired under this Plan or such other securities, in cash or otherwise. Such restriction (the "Market Stand-Off") shall be in effect for such period of time following the effective date of the registration statement relating to such offering as may be requested by the Company or such underwriters, provided, however, that in any event, such period shall not exceed 90 days following the effective date of such registration statement.

13.2
In the event of a subdivision of the outstanding share capital of the Company, the declaration and payment of a stock dividend (distribution of bonus shares), the declaration and payment of an extraordinary dividend payable in a form other than stock, a recapitalization, reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, stock split, spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, an adjustment in conversion ratio, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

13.3	In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period.

13.4
The underwriters in connection with a registration statement so filed are intended to be third party beneficiaries of this Section 12 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

14.	TAXES.

14.1
If the Committee shall so require, as a condition of exercise of an Award, a Grantee shall agree that, no later than the date of such occurrence, he or she will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any applicable taxes of any kind required by Applicable Law to be withheld or paid.

14.2	Each Option Agreement and each other agreement in connection with an Award under the Plan shall contain the following agreement and acknowledgment of the Grantee:
ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OF ANY AWARD OR FROM ANY OTHER ACTION OF A GRANTEE IN CONNECTION WITH THE FOREGOING SHALL BE BORNE AND PAID SOLELY BY SUCH GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY. EACH GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE A GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF SUCH GRANTEE.

14.3
The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes which the Company or any Subsidiary or Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, "Withholding Obligations"). Such actions may include, without limitation, (i) requiring a Grantee to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) subject to Applicable Law, allowing a Grantee to surrender Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

14.4
Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued hereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

15.	RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS.

15.1
A Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised the Award (in the case of an Option or similar Award), paid the exercise price (to the extent applicable) and become the record holder of the subject Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Grantee (as applicable) becomes the beneficial record holder of the Shares covered by an Award, except as provided in Section 10 hereof.

15.2
With respect to Shares issued upon the exercise of Awards hereunder, any and all voting rights attached to such Shares shall be subject to terms set under Section 6.9, and the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any Applicable Law.

15.3	The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other applicable law.

15.4
It is clarified that all Shares and other tradable securities of the Company are held by either the Company's Nominee Company acting as custodian for such securities, and accordingly all Shares and other tradable securities which may be issued to Grantee as a result of the exercise of Options shall be issued under the name of the Nominee Company with instructions that Grantee shall be listed as beneficial shareholder of record.

16.	NO REPRESENTATION BY COMPANY.
By granting Awards, the Company is not, and shall not be deemed as, making any representation or warranties to a Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares.

17.	NO RETENTION RIGHTS.
Nothing in the Plan or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary or Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or service. Awards granted under the Plan shall not be affected by any change in duties or position of a Grantee as long as such Grantee continues to be employed by, or be in a consultant, advisor, director, officer or supplier relationship with, the Company or any Subsidiary or Affiliate.

18.	PERIOD DURING WHICH AWARDS MAY BE GRANTED.
Awards may be granted pursuant to the Plan from time to time within a period of ten (10) years from the Effective Date. From and after the tenth (10th) anniversary of the Effective Date no grants of Awards may be made and the Plan shall continue to be in full force and effect solely with respect to such Awards that remain outstanding. The Plan shall terminate at such time after the tenth (10th) anniversary of the Effective Date as no Awards remain outstanding.

19.	TERM OF AWARD
Anything herein to the contrary notwithstanding, but without derogating from the provisions of Sections 6.6 or 6.7 hereof, if any Award, or any part thereof, has not been exercised and the Shares covered thereby not paid for within the term of the Award as determined by the Committee, which in any event shall not exceed ten (10) years after the date on which the Award was granted, as set forth in the Notice of Grant in the Grantee’s Award, such Award, or such part thereof, and the right to acquire such Shares, shall terminate, and all interests and rights of the Grantee in and to the same shall expire.

20.	AMENDMENT AND TERMINATION OF THE PLAN.
The Board at any time and from time to time may suspend, terminate, modify or amend the Plan, whether retroactively or prospectively; provided, however, that, unless otherwise determined by the Board, an amendment which requires shareholder approval in order for the Plan to continue to comply with any Applicable Law shall not be effective unless approved by the requisite vote of shareholders in accordance with the provisions of such Applicable Law, and provided further, that except as provided herein, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted, without the written consent of Grantees holding a majority in interest of the Awards so affected, and in the event that such consent is obtained, all Awards so affected shall be deemed amended, and the holders thereof shall be bound, as set forth in such consent.

21.	APPROVAL.
The Plan shall take effect upon its adoption by the Board (the "Effective Date"), except that solely with respect to grants of Incentive Stock Options the Plan shall also be subject to approval within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of shareholders. Failure to obtain approval by the shareholders shall not in any way derogate from the valid and binding effect of any grant of an Award that is not an Incentive Stock Option. Upon approval of the Plan by the shareholders of the Company as set forth above, all Incentive Stock Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. Notwithstanding the foregoing, in the event that approval of the Plan by the shareholders of the Company is required under Applicable Law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations or otherwise, such approval shall be obtained within the time required under the Applicable Law.

22.	RULES PARTICULAR TO SPECIFIC TAX REGIMES; SECTION 409A
Notwithstanding anything herein to the contrary, the terms and conditions of the Plan may be amended with respect to a particular tax regime by means of an appendix to the Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of the Plan, the provisions of the appendix shall govern. Terms and conditions set forth in the Appendix shall apply only to Awards granted to Grantees under the tax regime that is the subject of the appendix and shall not apply to Awards issued to Grantees not under such tax regime. The adoption of any such appendix shall be subject to the approval of the Board or Committee, and if required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations, or otherwise, also the approval of the requisite majority of the shareholders of the Company. To the extent applicable, the Plan and any agreement hereunder shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Effective Date, the Board determines that any Award may be subject to Section 409A of the Code, the Board may adopt such amendments to the Plan and to the relevant agreement governing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award or (b) comply with the requirements of Section 409A of the Code.

23.	GOVERNING LAW; JURISDICTION.
The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel, except with respect to matters that are subject to tax laws, regulations and rules in any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws. The courts of competent jurisdiction located in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder, and by signing any agreement relating to an Award hereunder each Grantee irrevocably submits to such exclusive jurisdiction.

24.	NON-EXCLUSIVITY OF THE PLAN.
Neither the adoption of the Plan by the Board nor the submission of the Plan to shareholders of the Company for approval (to the extent required under Applicable Law), shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

25.	MISCELLANEOUS.

25.1	Additional Terms. Each Award awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Committee, in its sole discretion.

25.2
Severability. If any provision of the Plan or any Option Agreement, t or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in the Plan or any Option Agreement, or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with the Applicable Law as it shall then appear.

25.3
Captions and Titles. The use of captions and titles in this Plan or any Option Agreement, or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such agreement.